UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  January 27, 2009

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Ceragenix Pharmaceuticals, Inc. held on January 22, 2009, the Committee approved the following:

1.     Renewed the employment agreements for Steven S. Porter (Chief Executive Officer), Jeffrey S. Sperber (Chief Financial Officer) and Carl Genberg (Senior Vice President of Research & Development) through December 31, 2010 (such employment agreements were filed on a Current Report on Form 8K on May 16, 2005);

2.     Modified the severance benefit of the employment agreements for Messrs. Porter, Sperber and Genberg so that in the event of a termination resulting in severance (as defined in the agreements), the amount of bonus paid to the executive would be equal to his annual target bonus (50% of annual salary).  The employment agreements previously stated that such bonus would be equal to the annual bonus paid in the prior year.

3.     Amended all prior stock option awards for the Company’s outside directors so that in the event of a change in control of the Company (as defined in the option agreements) that results in the termination of the directorship within 12 months of the change of control:

a.     All previously unvested stock options shall vest and become immediately exercisable; and

b.     The director shall have the remaining life of the option to exercise such option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	January 27, 2009	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer